UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 21, 2011

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ECOSPHERE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997
(Address of Principal Executive Office) (Zip Code)

(772) 287-4846
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On March 21, 2011, Ecosphere Technologies, Inc. (the “Company”) and its 52.6%-owned subsidiary Ecosphere Energy Services, LLC (“EES”) signed an Exclusive Product Purchase and Sub-License Agreement (the “Agreement”) with Hydrozonix, LLC (“Hydrozonix”) to deploy its patented Ecosphere Ozonix technology in the U.S. oil and gas exploration and production industries on-shore only.  The sublicense does not cover off-shore drilling near the United States nor any drilling in any other part of the world.  To maintain their exclusivity under the Agreement, Hydrozonix will be required to purchase a specified number of the Company’s new EF60 mobile high volume water treatment units each quarter during the initial 24 months, plus pay recurring performance-based royalties.  Thereafter, Hydrozonix may maintain its exclusive license by meeting annual minimum purchases over the life of the Ecosphere Ozonix patents and paying the required royalties.

Hydrozonix agreed to advance the direct costs and the manufacturing overhead for each EF60 unit it orders.  Additionally, it will pay a manufacturing fee and a license fee to EES. In turn, the Company will be the exclusive manufacturer of the EF60s and will receive its costs on a pass-through basis from EES.  Also, EES will pay the Company a manufacturing fee.  In addition, the Company will receive profit distributions from EES relating to its ownership of EES which will be derived from the fees and royalty payments EES receives from Hydrozonix.

EES will continue to operate under its service agreements with two existing gas drillers.  The Agreement provides that if either customer wants additional units, Hydrozonix shall have the option to supply the existing customers.  In addition, upon expiration of the agreements with these customers, the Company and Hydrozonix may negotiate (i) an assignment of these agreements to Hydrozonix, and (ii) the sale or lease to Hydrozonix of EES’ units which are servicing these customers.  EES will receive whatever sums are negotiated and future royalties if Hydrozonix does business with these existing customers using the Company’s Ozonix technology.

In conjunction with executing the Agreement, the Company and the EES minority members modified certain agreements.  The Company and the minority members of EES have agreed that the Company will delay its priority distribution from EES of $2.5 million until the EES minority members have received a total of $11,350,000 in distributions (including royalties) relating to the proceeds from the Agreement.  In addition, so long as Hydrozonix maintains its exclusivity, the EES minority members will receive 25% of the royalties paid by Hydrozonix before the remainder of the royalties are distributed to the Company and the minority members in accordance with their percentage interests in EES.  Except for this royalty split, all profits of EES will continue to be divided 52.6% to the Company and the balance to the minority members, subject to certain priority payments.

In connection with the Agreement, if the existing contracts with the Company’s and EES’ current customers are assigned to Hydrozonix or Hydrozonix purchases or leases the current units being used to service the current customers, then the proceeds from such transactions will first be used to discharge the existing $2 million note held by a minority member.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2011, the Company amended its 2006 Equity Incentive Plan (the “Plan”) by increasing the number of shares permitted to be granted under the Plan by 5,000,000 to 30,000,000 and providing that all options issued to employees and directors may be issued on a cashless exercise basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Charles Vinick
Charles Vinick
Executive Chairman
Date: March 25, 2011